Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We have issued our report dated August 10, 2007, accompanying the consolidated financial statements of SPI Petroleum LLC and Subsidiaries as of June 30, 2005 and 2006 and for the years then ended and the period from October 9, 2003 (date of incorporation) through June 30, 2004 and the consolidated statements of operations, stockholders’ equity and cash flows of Simons Petroleum, Inc. and Subsidiary (predecessor) for the period from July 1, 2003 through April 8, 2004. We have also issued our report dated August 10, 2007, accompanying the balance sheet of Maxum Petroleum Holdings, Inc. as of August 7, 2007. We have also issued our report dated August 10, 2007, accompanying the consolidated financial statements of Canyon State Oil Company, Inc. and Subsidiary as of June 30, 2005 and 2006 and for the years then ended. These reports are contained in Maxum Petroleum Holdings, Inc.’s Prospectus and Registration Statement on Form S-1. We consent to the use of the aforementioned reports in the Registration Statement, and to the use of our name as it appears under the caption “Experts”.

/s/ GRANT THORNTON LLP

Oklahoma City, Oklahoma
August 13, 2007